Exhibit 4.4
FIRST AMENDMENT TO SEVENTH AMENDED AND RESTATED CREDIT
AGREEMENT
     This First Amendment to Seventh Amended and Restated Credit Agreement (this “Amendment”) is made as of this 30th day of March, 2007 by and among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the “Borrower”), JPMorgan Chase Bank, N.A., not individually, but as “Administrative Agent”, and the several banks, financial institutions and other entities from time to time parties to this Agreement (the “Lenders”).
RECITALS
     A. Borrower, Administrative Agent, and the Lenders are parties to a Seventh Amended and Restated Credit Agreement dated as of June 29, 2006 (the “Credit Agreement”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings described as such terms in the Credit Agreement.
     B. Borrower has requested changes to certain terms in the Credit Agreement as set forth herein and the Lenders have agreed to such changes.
     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AMENDMENTS
     1. The foregoing recitals to this Amendment are incorporated into and made part of this Amendment.
     2. The definition of “Investment” in Article I of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person. For the avoidance of doubt, an Investment shall not include any security of any Person that is convertible into, exchangeable for or exercisable into or an option to purchase equity securities of Borrower.
     3. The definition of “Restricted Payment” is hereby deleted from Article I of the Credit Agreement.
     4. Section 6.11 of the Credit Agreement (Restricted Payments) is hereby deleted in its entirety.
     5. Borrower hereby represents and warrants that:

(a)	no Default or Unmatured Default exists under the Loan Documents;

(b)	the Loan Documents are in full force and effect and Borrower has no defenses or offsets to, or claims or counterclaims relating to, its obligations under the Loan Documents;

(c)	there has been no material adverse change in the financial condition of Borrower as shown in its September 30, 2006 financial statements;

(d)	Borrower has full corporate power and authority to execute this Amendment and no consents are required for such execution other than any consents which have already been obtained; and

(e)	all representations and warranties contained in Article 5 of the Credit Agreement are true and correct as of the date hereof and all references therein to “the date of this Agreement” shall refer to “the date of this Amendment.”
     6. Except as specifically modified hereby, the Credit Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed. All references in the Loan Documents to the “Credit Agreement” henceforth shall be deemed to refer to the Credit Agreement as amended by this Amendment.
     7. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.
     8. This Amendment shall become effective when it has been executed by Borrower, Administrative Agent, and the Required Lenders.

          IN WITNESS WHEREOF, the Borrower, the Required Lenders and the Administrative Agent have executed this Amendment as of the date first above written.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ Joan U. Allgood
Print Name: Joan U. Allgood
	Title:	Executive Vice President

DDR PR VENTURES LLC, S.E.
By:	/s/ Joan U. Allgood
Print Name: Joan U. Allgood
	Title:	Executive Vice President

3300 Enterprise Parkway
Beachwood, Ohio 44122
Phone: 216/755-5775
Facsimile: 216/755-1775
Attention: Chief Financial Officer
with a copy to:
3300 Enterprise Parkway
Beachwood, Ohio 44122
Phone: 216/755-5650
Facsimile: 216/755-1560
Attention: General Counsel

JPMORGAN CHASE BANK, N.A., Individually and as Administrative Agent
By:	/s/ Kimberly L. Turner
Print Name: Kimberly L. Turner
	Title:	Executive Director

New York Administrative Office:
277 Park Avenue
Third Floor
New York, New York 10172
Phone: 212/622-8177
Facsimile: 646/534-0574
Attention: Kimberly Turner, Vice President
London Administrative Office:
125 London Wall
London EC2Y 5AJ
Attention of Agency Department

BANK OF AMERICA, N.A., Individually and as Syndication Agent
By:	/s/ Michael W. Edwards
Print Name: Michael W. Edwards
	Title:	Senior Vice President

231 South LaSalle Street
Chicago, IL 60604
Phone: 312/828-5215
Facsimile: 312/974-4970
Attention: Cheryl Sneor

EUROHYPO AG, NEW YORK BRANCH Individually and as Documentation Agent
By:	/s/ Mark A. Fisher
Print Name: Mark A. Fisher
	Title:	Director

and by:
By:	/s/ John Hayes
Print Name: John Hayes
	Title:	Vice President

Eurohypo AG, New York Branch
1114 Avenue of the Americas
New York, NY 10021
Attention: Mary Chamberlain
With a copy to:
Head of Legal Department
Eurohypo AG, New York Branch
1114 Avenue of the Americas
29th Floor
New York, NY 10021
Phone: (212) 479-5700
Fax: (866) 267-7680

WACHOVIA BANK, National Association, Individually and as Documentation Agent
By:	/s/ Cynthia A. Bean
Print Name: Cynthia A. Bean
	Title:	Vice President

Mail Code NC-0172, 16th Floor
301 S. College Street
Charlotte, NC 28288
Phone: 704/383-7534
Facsimile: 704/383-6205
Attention: Cynthia A. Bean

WELLS FARGO BANK, N.A.,
Real Estate Finance Group,
Individually and as Documentation Agent

By:	/s/ Scott Solis
Print Name: Scott Solis
	Title:	Vice President

123 North Wacker Drive
Suite 1900
Chicago, IL 60606
Phone: 312-269-4818
Facsimile: 312-782-0969
Attention: Mr. Scott Solis

LASALLE BANK NATIONAL ASSOCIATION Individually and as Senior Managing Agent
By:	/s/ Robert Goeckel
Print Name: Robert Goeckel
	Title:	FVP

135 South LaSalle Street
Suite 1225
Chicago, IL 60603
Phone: 312-904-4705
Facsimile: 312-904-6691
Attention: Mr. Robert Goeckel

US BANK N.A., Individually and as Senior Managing Agent
By:	/s/ Mark H. Oldfield
Print Name: Mark H. Oldfield
	Title:	Vice President

1350 Euclid Avenue
Cleveland, OH 44115
Phone: 216-623-9299
Facsimile: 216-241-0164
Attention: Mr. Mark H. Oldfield

DEUTSCHE BANK AG, NEW YORK BRANCH Individually and as Managing Agent
By:	/s/ Steven P. Lapham
Print Name: Steven P. Lapham
	Title:	Managing Director

By:	/s/ Joanna Soliman
Print Name: Joanna Soliman
	Title:	Assistant Vice President

200 Crescent Court
Suite 550
Dallas, Texas 75201
Phone: 214-740-7913
Facsimile: 214-740-7910
Attention: Gerry Dupont
[Signature Page to DDR Amended and Restated Credit Agreement dated as of March 30, 2007]

ING REAL ESTATE FINANCE (USA) LLC Individually and as Managing Agent
By:	/s/ Christopher S. Godlewski
Print Name: Christopher S. Godlewski
	Title:	Director

601 South Figueroa Street, Suite 3400
Los Angeles, CA 90017
Attention: Christopher S. Godlewski

MIZUHO CORPORATE BANK, LTD. Individually and as Managing Agent
By:
Print Name:
Title:

1251 Avenue of the Americas New York, NY 10020 Telephone: 212-282-3175 Facsimile: 212-282-4488/4489 Attention: Yasuo Imaizumi

MORGAN STANLEY BANK Individually and as Managing Agent
By:	/s/ Daniel Twenge
Print Name: Daniel Twenge
	Title:	Authorized Signatory

1633 Broadway 25th Floor New York, NY 10019 Phone: 212-537-1532 / 2484 Facsimile: 212-537-1867 / 1866 Attention: Daniel Twenge

THE BANK NEW YORK Individually and as Managing Agent
By:
Print Name: Rick Laudisi
	Title:	Managing Director

One Wall Street 21st Floor New York, NY 10286 Phone: 212-635-7621 Facsimile: 212-809-9526 Attention: Rick Laudisi

THE BANK OF NOVA SCOTIA Individually and as Managing Agent
By:	/s/ Mel Mandelbaum
Print Name: Mel Mandelbaum
	Title:	Managing Director

One Liberty Plaza, 25th Floor New York, NY 10006 Phone: 212-225-5157 Facsimile: 212-225-5166 Attention: Mr. Mel Mandelbaum

UBS LOAN FINANCE LLC Individually and as Managing Agent
By:	/s/ Irja R. Otsa
Print Name: Irja R. Otsa
	Title:	Associate Director

and by:
By:	/s/ Mary E. Evans
Print Name: Mary E. Evans
	Title:	Associate Director

677 Washington Blvd. Stamford, CT 06901 Phone: 203-719-0678 Facsimile: 203-719-3888 Attention: Iris Choi

REGIONS BANK, successor by merger to Amsouth Bank Individually and as Co-Agent
By:	/s/ Lori A. Hatcher
Print Name: Lori A. Hatcher
	Title:	Assistant Vice President

1900 Fifth Avenue North Region Center 15 Birmingham, AL 35203 Phone: 205-326-5465 Facsimile: 205-326-4075 Attention: Ms. Lori A. Hatcher

KEYBANK NATIONAL ASSOCIATION Individually and as Co-Agent
By:	/s/ Kevin P. Murray
Print Name: Kevin P. Murray
	Title:	Vice President

127 Public Square 8th Floor Cleveland, OH 44114 Phone: 216-689-7547 Facsimile: 216-689-4997 Attention: Kevin P. Murray

PNC BANK, N.A. Individually and as Co-Agent
By:	/s/ Michael E. Smith
Print Name: Michael E. Smith
	Title:	Senior Vice President

249 Fifth Avenue, Suite 19-2 Pittsburgh, PA 15222-2707 Phone: 412-768-9135 Facsimile: 412-762-6500 Attention: Michael E. Smith

SOVEREIGN BANK Individually and as Co-Agent
By:	/s/ T. Gregory Donohue
Print Name: T. Gregory Donohue
	Title:	Senior Vice President

75 State Street Boston, MA 02109 Telephone: 617-757-5578 Facsimile: 617-757-5652 Attention: T. Gregory Donohue

SUNTRUST BANK Individually and as Co-Agent
By:	/s/ Nancy B. Richards
Print Name: Nancy B. Richards
	Title:	Senior Vice President

8330 Boone Boulevard 8th Floor Vienna, VA 22182 Phone: 703-442-1557 Facsimile: 703-442-1570 Attention: Ms. Nancy B. Richards

CHARTER ONE BANK, N.A. Individually and as Co-Agent
By:
Print Name: Michael Kauffman
	Title:	Vice President

1215 Superior Ave — OHS 675 Cleveland, OH 44114 Phone: 216-277-0388 Facsimile: 216-277-4607

THE BANK OF TOKYO—MITSUBISHI UFJ, LTD.
By:	/s/ James T. Taylor
Print Name: James T. Taylor
	Title:	Vice President

1251 Avenue of the Americas New York, NY 10020 Telephone: 212-782-4116 Facsimile: 212-782-6442 Attention Mr. James T. Taylor

MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ Brian D. Beitz
Print Name: Brian D. Beitz
	Title:	Vice President

One Fountain Plaza 12th Floor Buffalo, NY 14203-1495 Telephone: 716-848-7337 Facsimile: 716-848-7318 Attention Mr. Brian D. Beitz

NOMURA FUNDING FACILITY CORPORATION LTD.
By:
Print Name: Mark Brown
	Title:	Authorized Agent

International House 3 Harbourmaster Place 1FSC Dublin 1, Ireland Telephone: 3531 6360050 Facsimile: 3531 6700860 Attention: Michael Delaney

THE HUNTINGTON NATIONAL BANK
By:	/s/ Ryan J. Terrano
Print Name: Ryan J. Terrano
	Title:	Vice-President

917 Euclid Avenue, CM17 Cleveland, OH 44115 Phone: 216-515-0683 Facsimile: 216-515-6821 Attention: Ryan J. Terrano

BANCO POPULAR DE PUERTO RICO, NEW YORK BRANCH
By:
Print Name: Hector J. Gonzalez
	Title:	Vice President

7 West 51st Street New York, NY 10019 Telephone: 212-445-1988 Facsimile: 212-245-4677 Attention: Mr. Hector J. Gonzalez

CITICORP NORTH AMERICA, INC.
By:	/s/ Malav Kakad
Print Name: Malav Kakad
	Title:	Vice President

390 Greenwich Street, Floor 1 New York, NY 10013 Phone: 212-723-4693 Facsimile: 646-291-3638 Attention: Mr. Malav Kakad

COMERICA BANK
By:	/s/ James Graycheck
Print Name: James Graycheck
	Title:	VP

500 Woodward Avenue MC 3256 Detroit, MI 48226 Telephone: 313-222-1276 Facsimile: 313-222-9295 Attention: Mr. James Graycheck

LEHMAN COMMERCIAL PAPER INC.
By:	/s/ Janine M. Shugan
Print Name: Janine M. Shugan
	Title:	Authorized Signatory

745 Seventh Avenue 5th Floor New York, NY 10019 Telephone: (212) 526-8625 Facsimile: (917) 552-0139 Attention: Janine Shugan

SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ David A. Buck
Print Name: David A. Buck
	Title:	Senior Vice President

277 Park Avenue New York, NY 10172 Phone: 212-224-4178 Facsimile: 212-224-4887 Attention: Mr. Charles J. Sullivan

THE NORTHERN TRUST COMPANY

By:	/s/ Robert Wiarda
Print Name: Robert Wiarda
	Title:	Vice President

50 South LaSalle Street, 2nd Floor Chicago, IL 60675 Phone: 312-444-3380 Facsimile: 312-444-7028 Attention: Mr. Robert Wiarda

COMPASS BANK
By:	/s/ Robert H. Shore
Print Name: Robert H. Shore
	Title:	Senior Vice President

8080 N. Central Expressway Suite 370 Dallas, TX 75206 Phone: 214-706-8088 Facsimile: 214-890-8668 Attention: Robert H. Shore

FIRST TENNESSEE BANK NATIONAL ASSOCIATION
By:	/s/ Greg Cullum
Print Name: Greg Cullum
	Title:	Senior Vice President

701 Market Street Chattanooga, TN 37402 Phone: 423-757-4272 Facsimile: 423-757-4040 Attention: Greg Cullum

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